EATON VANCE TAX-ADVANTAGED ABSOLUTE RETURN FUND

AMENDMENT TO DECLARATION OF TRUST
(effective April 26, 2010)

AMENDMENT effective April 26, 2010, made to the Agreement and Declaration of Trust made January 14, 2010, as amended, (hereinafter called the “Declaration”) of EATON VANCE TAX-ADVANTAGED ABSOLUTE RETURN FUND, a Massachusetts business trust (hereinafter called the “Trust”), by the undersigned being at least a majority of the Trustees of the Trust in office.

WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

1.   The caption at the head of the Declaration is hereby amended to read as follows:

EATON VANCE TAX-ADVANTAGED RETURN STRATEGIES FUND

2.   Article I Section 1.1 of the Declaration is hereby amended to read as follows:

ARTICLE I

Section 1.1. Name.  The name of the trust created hereby is Eaton Vance Tax-Advantaged Return Strategies Fund.

This amendment shall be effective upon execution by all of the Trustees.

IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 26th day of April, 2010.

/s/ Benjamin C. Esty	/s/ Helen Frame Peters
Benjamin C. Esty	Helen Frame Peters

/s/ Thomas E. Faust Jr.	/s/ Heidi L. Steiger
Thomas E. Faust Jr.	Heidi L. Steiger

/s/ Allen R. Freedman	/s/ Lynn A. Stout
Allen R. Freedman	Lynn A. Stout

/s/ William H. Park	/s/ Ralph F. Verni
William H. Park	Ralph F. Verni

/s/ Ronald A. Pearlman
Ronald A. Pearlman

The names and addresses of all the Trustees of the Trust are as follows:

Benjamin C. Esty	Helen Frame Peters
4 Ballard Terrace	133 South Street
Lexington, MA 02420	Needham, MA 02492

Thomas E. Faust Jr.	Heidi L. Steiger
199 Winding River Road	94 Pine Hill Road
Wellesley, MA 02482	Tuxedo Park, NY 10987

Allen R. Freedman	Lynn A. Stout
525 County Hwy. 40	10541 Strathmore Drive
Charlotteville, NY 12036	Los Angeles, CA 90024

William H. Park	Ralph F. Verni
3 Fort Sewall Terrace	2 Battery Wharf, Unit 2310
Marblehead, MA 01945	Boston, MA 02109-1005

Ronald A. Pearlman	Trust Address
3944 Highwood Court, NW	Two International Place
Washington, DC 20007	Boston, MA 02110

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